Exhibit 10.6 Employment Agreement with Mr. Leitzke

                              Employment Agreement

This Agreement effective the day of: May 1, 2001

Between: David Leitzke (The employee.)
3528 Moss Point Place
Lake Mary, Fl
32746

AND

Jesselivermore.com  Inc. (the employer)
1752 N.W. Third Terrace
Suite 118-C
Fort Lauderdale, Fl
33311

Whereas The Employer desires to obtain the benefit of the services of the
Employee, and the Employee desires to render such services in the terms and conditions set forth in this Agreement.

EFFECTIVE DATE: This agreement shall become effective and operational upon the completion and sale of the planned registration of selling shareholders of
Jesselivermore.com Inc. stock, which is currently to be presented to the SEC
(Security Exchange Commission) for approval and subsequently to be listed on the
Nasdaq Bulletin Board. Completion will be defined as: when the minimum registered selling shareholder stock of Jesselivermore.com Inc. has been sold to the public.

IN CONSIDERATION of the promises and other good and valuable considerations set forth, the Employee and Employer agree as follows, subject to a 1 year review:
As a signing bonus Mr. Leitzke will be permitted to buy 450,000 shares at .001 cents or $450.

The Employment

The Employer appoints the Employee as a Vice President of Research and
Development to undertake the duties and exercise the powers of such position as may be requested by the Employer, such duties to include those duties normally performed by a Vice President of Research and Development as directed by the CEO
(Chief Executive Officer), on the terms and conditions set forth in this
Agreement. The Employee agrees that he or she will at all times faithfully, industriously, competently and to the best of the Employee's skill, ability, experience and talents, perform all of the duties required of the Employee's position. In carrying out these duties and responsibilities, the Employee shall comply with all Employer's policies, procedures, and rules and regulations, both written and oral, as are announced by the Employer from time to time.

The Employment shall be for a three year term, subject to the provisions of section 6 hereunder.

Compensation

As full compensation for all services provided herein, the Employer shall pay or cause to be paid to the Employee, and the Employee shall accept a salary, at an annual rate of $ 84,000.00 U.S. funds, in equal installments, to be paid biweekly.

The Employer agrees that the Employee's compensation will be reviewed annually by assessing the Employee's achievement of the overall objectives established by the Employer. The Employee agrees that increases in compensation are wholly within the discretion of the Employer.

In addition to the fixed remuneration, the Employee may receive from the
Employer a bonus payment based upon the Employee achieving personal and corporate financial objectives. The entitlement to and the amount of the bonus payment will be in the absolute discretion of the Employer, and should not be deemed to be part of salary. The payments referred to herein shall be subject to such deductions by the Employer as the Employer is from time to time required to make pursuant to law, government regulations order, or by agreement or consent of the Employee.

Expenses:

The Employee shall be entitled to reimbursement by the Employer for reasonable expenses actually incurred on behalf of the Employer in the course of the
Employee's employment by the Employer, upon the presentation by the Employee, form time to time, of an itemized account of such expenditures together with such receipts as the Employer may request.

Vacation

The Employee shall be entitled to vacation in the amount of 2 weeks per year, to be pro-rated should the Employee be terminated before completing a given year.
The Employee shall not be allowed to carry forward any unused vacation into the next calendar year, except with the written permission of the Employer.

Benefits

The Employee shall participate in all the Employer's standard benefits plan, and/or stock option plans, but such plans may be amended or canceled, from time to time at the sole discretion of the Employer, and all other terms in this
Agreement shall prevail notwithstanding any such amendment or cancellation.
Termination

The parties understand and agree that this Agreement may be terminated as follows in each of the specified circumstances:

By the Employer, at any time, without the requirement of providing either notice of termination, pay in lieu thereof, severance, or any other payments, for any material breach of this Agreement by the Employee, or for any other reason that constitutes just cause, including, but not limited to the following:

Neglect of duties; Dishonesty or fraud; Theft; Breach of fiduciary duties;

Breach of the covenants set out in section 7 hereunder.

By the Employee, at any time, for any reason whatsoever, upon the Employee giving the Employer one (1) months written notices. However, the Employer may waive such notice, in whole or in part, in which case the Employee will be deemed to have resigned immediately.

By the Employer, in the Employer's sole discretion and for any reason whatsoever, by providing the employee with 2 (two) weeks' written notice of termination, or immediately, by paying the Employee an amount equal to the period of notice. Should the aforesaid notice, or pay in lieu thereof be less than the amount prescribed by law.

The Employer retains the discretion to provide the Employee additional notice, or pay in lieu thereof, without forfeiting or prejudicing its right to terminate the Employee pursuant to section 6(3).

Confidential Information and Non-Competition

The Employee acknowledges that during the Employee's employment with the
Employer he or she will have access to and become familiar with financial and business information concerning the Employer's customers, suppliers, employees, technology, know-how, business and sales strategy, and trade secrets, all of which constitute valuable assets of the Employer. The Employee further acknowledges and agrees that the disclosure of such information to competitors of the Employer would be detrimental to the vital interests of the Employer and would cause irreparable harm to the Employer's interests.

The Employee further acknowledges and agrees that given the nature of the
Employee's employment with the Employer, if the employee was to provide services to a competitor of the Employer within a one (1) year period of the termination of the Employee's employment with the Employer, the Employer would suffer irreparable harm through the loss of goodwill and customers. The Employee accordingly covenants and agrees as follow:

Except as may be required to fulfill the Employee's duties as an employee of the
Employer, or as required by law, governmental body, or court order, the Employee shall not, during the course of the Employee's employment or any time thereafter, disclose or cause to be disclosed, or otherwise use for the
Employee's own purposes or for any purpose other than those of the Employer, any information dealing with any of the Employer's business operations, sales and business strategy, market research, pricing, communications between the Employer and its customers and suppliers or its potential customers, and suppliers, inventories, cosigns procedures, design and engineering plans and specifications, machinery, equipment, devices, manufacturing processes, computer software, customers lists, proposals for development and design of future products, trade secrets, know how or other confidential technical or business information of the Employer ( collectively referred to hereinafter as "
Confidential Information") The Employee acknowledges and agrees that all
Confidential Information is the property of the Employer and upon the termination of the Employee's employment with the Employer ( for whatever reason, with or without just cause), the Employee shall not be permitted to use or distribute or disclose such Confidential Information, for the Employee's own benefit, shall not remove or copy any Confidential Information, for the
Employee's own benefit, and shall return to the Employer all copies of such confidential information upon the termination of the Employer's employment.
During the course of the Employee's employment with the Employer and for a further period of two (2) years after the termination of his or her employment
(for whatever reason, with or without just cause), the Employee agrees that he or she shall not persuade or attempt to persuade any employee or the Employer to leave the employ of the Employer or any of it's affiliates, or to become employed by any person other than a third party person.

STOCK: When the underwriting is successfully completed, Mr. David Leitzke will receive 150,000 shares of stock in SMS solutions which he agrees to place in escrow with the other employee stock for a period of one year. It is understood that the stock will be free-trading stock that will only be sold on the agreement of the Chairman of the board of directors.

Should Mr. Leitzke be terminated before this agreement is completed the shares will be returned to the company on a pro-rata basis as follows: This agreement provides that Mr. Leitzke must return to Jesselivermore.com Inc. for no consideration-- 100,000 shares on the date they leave the employment of
Jesselivermore.com Inc. for any reason one year from the initial date of the agreement and 50,000 shares on the date they leave the employment of
Jesselivermore.com Inc. for any reason between one and two years from the initial date of the agreement.

-----------------------------                            ----------------------
Accepted by: Dennis Kranyak, The Employment              Dated

-----------------------------                            ----------------------
Accepted by: Richard Smitten                             Dated

                          Stock Market Solutions, Inc.
                             1752 N.W. Third Terrace
                      Suite 118-c Fort Lauderdale, FL 33311

April 18, 2002

Mr. David Leitzke

Via Telefax

Re:  Employment agreement

Dear Sir,

In view of your direct purchase of the shares which are the subject of your employment agreement, we hereby waive the requirement to issue these shares to you - as they already have been issued and any right to request a return of the shares - as you have already paid for them.

                                            Stock Market Solutions, Inc.

                                            Richard Smitten, President